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
                                                   EXHIBIT 11.1
                                                   ------------
                              STATEMENT REGARDING CALCULATION OF EARNINGS PER SHARE

                                                  Basic          Diluted
                                             EPS number       EPS number                  Net     Basic     Diluted
                                              of shares        of shares               Income       EPS         EPS
                                             ----------------------------------------------------------------------
THREE MONTHS ENDED MARCH 31, 2000             8,945,347        9,676,828         $  1,009,193     $ 0.11     $ 0.10
THREE MONTHS ENDED MARCH 31, 2001             9,117,286        9,646,791         $  1,160,052     $ 0.13     $ 0.12


                                                  Basic                               Diluted
                                            -----------                           -----------
THREE MONTHS ENDED MARCH 31, 2000
Average Shares Outstanding                    8,945,347                             8,945,347
Options - Plan 1                                                  30,000
Average Option Price                                         $      2.33
Total Exercise Cost                                          $    69,900
Shares Repurchased                                                 3,879
Net Shares From Option - Plan 1                                                        26,121
Options - Plan 2                                                 211,035
Average Option Price                                         $      2.55
Total Exercise Cost                                          $   538,139
Shares Repurchased                                                29,863
Net Shares From Option - Plan 2                                                       181,172
Options - Plan 3                                                 552,491
Average Option Price                                         $      5.74
Total Exercise Cost                                          $ 3,171,298
Shares Repurchased                                               175,988
Net Shares From Option - Plan 3                                                       376,503
Options - EFA Non-qualified                                       84,000
Average Option Price                                         $     10.06
Total Exercise Cost                                          $   845,040
Shares Repurchased                                                46,895
Net Shares from Option - EFA Non-qualified                                             37,105
Options - CGB Qualified                                          171,436
Average Option Price                                         $      9.99
Total Exercise Cost                                          $ 1,712,646
Shares Repurchased                                                95,041
Net Shares From Option - CGB Qualified                                                 76,395

Options - CGB Non-qualified                                       83,246
Average Option Price                                         $     10.62
Total Exercise Cost                                          $   884,073
Shares Repurchased                                                49,061
Net Shares from Option-CGB Non-qualified                                               34,185
                                            -----------                           -----------
Gross Shares                                  8,945,347                             9,676,828
Price                                                        $     18.02



                                                       II-3